F.N.B. Corporation Reports Third Quarter 2025 Earnings
Earnings per Diluted Common Share of $0.41, a 37% Increase From the Prior Year (21% on an Operating Basis (non-GAAP)), Driven By Record Revenue of $457 Million with Tangible Book Value Per Common Share (non-GAAP) Year-over-Year growth of 11%

PITTSBURGH, PA – October 16, 2025 – F.N.B. Corporation (NYSE: FNB) reported earnings for the third quarter of 2025 with net income available to common shareholders of $149.5 million, or $0.41 per diluted common share. Comparatively, third quarter of 2024 net income available to common shareholders totaled $110.1 million, or $0.30 per diluted common share, and second quarter of 2025 net income available to common shareholders totaled $130.7 million, or $0.36 per diluted common share.

On an operating basis, third quarter of 2025 earnings per diluted common share (non-GAAP) was $0.41, excluding ($2.3) million (pre-tax) of significant items impacting earnings. By comparison, the third quarter of 2024 was $0.34 of earnings per diluted common share (non-GAAP) on an operating basis, excluding $0.04 of earnings per diluted common share (non-GAAP) of significant items impacting earnings, and the second quarter of 2025 was $0.36 of earnings per diluted common share (non-GAAP) with no significant items impacting earnings.

“F.N.B. Corporation reported record earnings per diluted common share of $0.41, a 37% increase from the year-ago quarter and 14% increase from the prior quarter, with revenue of $457 million principally driven by growth in net interest income, margin expansion and record non-interest income. Pre-provision net revenue (non-GAAP) grew 11% linked-quarter contributing to positive operating leverage and a peer-leading efficiency ratio (non-GAAP) of 52%,” said F.N.B. Corporation Chairman, President and Chief Executive Officer, Vincent J. Delie, Jr. “Our growing profitability further strengthened capital levels to all-time highs with a CET1 regulatory capital ratio of 11% (estimated), tangible book value per share (non-GAAP) growth of 11% year-over-year and a return on tangible common equity ratio (non-GAAP) of 15%. FNB's performance is supported by our consistent underwriting standards and proactive credit risk management actions, which led to continued solid credit results for the quarter, and by our technology investments. Our investments in digital capabilities, data analytics and Artificial Intelligence enable us to broaden household penetration and increasingly serve as the primary bank for new and existing consumer and commercial clients.”

Third Quarter 2025 Highlights
(All comparisons refer to the third quarter of 2024, except as noted)
•Average loans and leases totaled $34.8 billion, an increase of $1.0 billion, or 3.0%, primarily driven by consumer loan growth of $994.7 million.
•Average deposits totaled $37.9 billion, an increase of $2.3 billion, or 6.4%, as the growth in average interest-bearing demand deposits of $2.1 billion, average time deposits of $261.3 million and average non-interest-bearing demand deposits of $38.2 million more than offset the decline in average savings deposits of $155.9 million.
•On a linked-quarter basis, average loans and leases increased 3.6% annualized and average deposits increased 8.2% annualized.
•The loan-to-deposit ratio was 91% at September 30, 2025, a slight improvement compared to 92% at both June 30, 2025, and September 30, 2024.
•Net interest income totaled a record $359.3 million, an increase of $12.1 million, or 3.5%, linked-quarter, primarily due to growth in earning assets, lower cost of funds and the impact of one more day in the quarter.

•Net interest margin (FTE) (non-GAAP) equaled 3.25%, an increase of 6 basis points from the second quarter of 2025, reflecting a 3 basis point improvement in the total yield on earning assets (non-GAAP) and a 3 basis point decline in the total cost of funds.
•Non-interest income totaled a record $98.2 million, an increase of $7.2 million, or 7.9%, from the prior quarter, benefiting from our diversified business model and related revenue generation.
•Pre-provision net revenue (non-GAAP) totaled $213.9 million, an 11.4% increase from the prior quarter, driven by continued strong non-interest income generation, growth in net interest income and well managed non-interest expense.
•Provision for credit losses was $24.0 million, a decrease of $1.6 million from the prior quarter, with net charge-offs of $19.7 million, or 0.22% annualized of total average loans, compared to $21.8 million, or 0.25% annualized, in the prior quarter. The ratio of non-performing loans and other real estate owned (OREO) to total loans and leases and OREO increased 3 basis points from the prior quarter to 0.37%, and total delinquency increased 3 basis points from the prior quarter to 0.65%. The allowance for credit losses (ACL) to total loans and leases remained stable at 1.25%. Overall, asset quality metrics remain at solid levels, reflecting continued proactive management of the loan portfolio.
•Record capital levels with the Common Equity Tier 1 (CET1) regulatory capital ratio at 11.0% (estimated), compared to 10.4% at September 30, 2024, and 10.8% at June 30, 2025. The tangible common equity to tangible assets ratio (non-GAAP) equaled 8.7%, compared to 8.2% at September 30, 2024, and 8.5% at June 30, 2025.
•Tangible book value per common share (non-GAAP) of $11.48 increased $1.15, or 11.1%, compared to September 30, 2024, and $0.34, or 3.1%, compared to June 30, 2025. Accumulated other comprehensive income/loss (AOCI) reduced the tangible book value per common share (non-GAAP) by $0.22 as of September 30, 2025, primarily due to the impact of unrealized losses on Available-for-Sale (AFS) securities, compared to a reduction of $0.43 as of September 30, 2024, and $0.26 as of June 30, 2025.
•During the third quarter of 2025, the Company repurchased $12 million, or 0.8 million shares, of common stock at a weighted average share price of $15.50 while maintaining capital above stated operating levels and supporting loan growth in the quarter.

Non-GAAP measures referenced in this release are used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release. For more information regarding our use of non-GAAP measures, please refer to the discussion herein under the caption, "Use of Non-GAAP Financial Measures and Key Performance Indicators."

Quarterly Results Summary	3Q25	2Q25	3Q24
Reported results
Net income available to common shareholders (millions)	$149.5	$130.7	$110.1
Earnings per diluted common share	0.41	0.36	0.30
Book value per common share	18.52	18.17	17.38
Pre-provision net revenue (non-GAAP) (millions)	213.9	192.0	163.6
Operating results (non-GAAP)
Operating net income available to common shareholders (millions)	$147.7	$130.7	$122.2
Operating earnings per diluted common share	0.41	0.36	0.34
Operating pre-provision net revenue (millions)	211.6	192.0	178.8
Average diluted common shares outstanding (thousands)	361,670	362,259	362,426
Significant items impacting earnings(a) (millions)
Pre-tax FDIC special assessment reduction	$2.3	$—	$—
After-tax impact of FDIC special assessment reduction	1.8	—	—
Pre-tax software impairment	—	—	(3.7)
After-tax impact of software impairment	—	—	(2.9)
Pre-tax loss related to indirect auto loan sale	—	—	(11.6)
After-tax impact of loss related to indirect auto loan sale	—	—	(9.1)

Total significant items pre-tax	$2.3	$—	$(15.3)
Total significant items after-tax	$1.8	$—	$(12.0)

Capital measures
Common equity tier 1 (b)	11.0%	10.8%	10.4%
Tangible common equity to tangible assets (non-GAAP)	8.69	8.47	8.17
Tangible book value per common share (non-GAAP)	$11.48	$11.14	$10.33

(a) Favorable (unfavorable) impact on earnings.
(b) Estimated for 3Q25.

Third Quarter 2025 Results – Comparison to Prior-Year Quarter
(All comparisons refer to the third quarter of 2024, except as noted)

Net interest income totaled $359.3 million, an increase of $35.9 million, or 11.1%, reflecting growth in earning assets and lower interest-bearing deposit costs, partially offset by lower yields on earning assets. The net interest margin (FTE) (non-GAAP) increased 17 basis points to 3.25%. The yield on earning assets (non-GAAP) decreased 15 basis points to 5.36%, driven by a 24 basis point decline in yields on loans to 5.79%, partially offset by a 41 basis point increase in yields on investment securities to 3.58%. Total cost of funds decreased 33 basis points to 2.23%, with a 42 basis point decrease in interest-bearing deposit costs to 2.66% and a 51 basis point decrease in total borrowing costs. The Federal Open Market Committee lowered the target federal funds rate by 125 basis points since August 2024.

Average loans and leases totaled $34.8 billion, an increase of $1.0 billion, or 3.0%, driven by growth of $994.7 million in consumer loans. Commercial leases increased $100.9 million, or 14.7%, driven by deepening customer relationships and increased activity in the manufacturing industry. Commercial real estate loans decreased $100.9 million, or 0.8%, while commercial and industrial loans increased slightly by $4.5 million, or 0.1%, as the growth in the North Carolina and Cleveland markets was offset by higher loan balance attrition from secondary market activity. The increase in average consumer loans included a $1.1 billion increase in residential mortgage loans largely due to the continued successful execution in key markets and long-standing strategy of serving the purchase market. Average indirect auto loans decreased $222.3 million, reflecting a sale of $431 million that closed in the third quarter of 2024, partially offset by new organic growth in the portfolio.

Average deposits totaled $37.9 billion, an increase of $2.3 billion, or 6.4%. The growth in average interest-bearing demand deposits of $2.1 billion, average time deposits of $261.3 million and average non-interest-bearing demand deposits of $38.2 million more than offset the decline in average savings deposits of $155.9 million as customers continued to migrate balances into higher-yielding products. The funding mix has slightly shifted compared to the year-ago quarter with non-interest-bearing demand deposits comprising 26% of total deposits at September 30, 2025, compared to 27% a year ago. The loan-to-deposit ratio improved to 91% at September 30, 2025, compared to 92% at September 30, 2024.

Non-interest income totaled a record $98.2 million, compared to $89.7 million. Mortgage banking operations income increased $3.6 million, or 65.8%, due to strong sold loan volumes, net positive fair value adjustments from pipeline hedging activity and a mortgage servicing rights (MSR) impairment of $2.8 million in the third quarter of 2024. Mortgage sold production increased 21% from the year-ago quarter. Capital markets income increased $1.7 million, or 27.1%, driven by record debt capital markets and international banking income, as well as contributions from customer swap activity, syndications, public finance and advisory services. Wealth Management revenues increased $1.5 million, or 8.0%, as securities commissions and fees and trust income increased 12.6% and 4.7%, respectively, through continued strong contributions across the geographic footprint. Other non-interest income increased $5.3 million, or 135.6%, primarily due to a $5.4 million recovery on an other asset previously written off as part of a 2017 acquisition.

Non-interest expense totaled $243.5 million, decreasing $5.9 million, or 2.4%. When adjusting for ($2.3) million1 of significant items in the third quarter of 2025 and $15.3 million2 of significant items in the third quarter of 2024, operating non-interest expense (non-GAAP) increased $11.6 million, or 5.0%. Salaries and employee benefits increased $5.5 million, or 4.4%, primarily reflecting strategic hiring, continued investments in our risk management infrastructure, and higher production-related compensation. Outside services increased $1.7 million, or 6.8%, due to higher volume-related technology and third-party costs. Other non-interest expense increased $3.7 million, or 17.4%, on an operating basis (non-GAAP) reflecting the impact of Community Uplift, a mortgage down payment assistance program that also includes commitments from our previously announced settlement agreement with the Department of Justice.

The ratio of non-performing loans and OREO to total loans and OREO decreased 2 basis points to 0.37%. Total delinquency decreased 14 basis points to 0.65%. Overall, asset quality metrics continue to remain at solid levels.

The provision for credit losses was $24.0 million, compared to $23.4 million. The third quarter of 2025 reflected net charge-offs of $19.7 million, or 0.22% annualized of total average loans, compared to $21.5 million, or 0.25% annualized, reflecting continued proactive management of the loan portfolio. The ACL was $437.3 million, an increase of $17.1 million, reflecting overall loan growth and a stable ratio of the ACL to total loans and leases at 1.25%.

The effective tax rate was 21.3%, compared to 21.4% in the third quarter of 2024.

The CET1 regulatory capital ratio was 11.0% (estimated) at September 30, 2025, and 10.4% at September 30, 2024. Tangible book value per common share (non-GAAP) was $11.48 at September 30, 2025, an increase of $1.15, or 11.1%, from $10.33 at September 30, 2024. AOCI reduced the current quarter tangible book value per common share (non-GAAP) by $0.22, compared to a reduction of $0.43 at the end of the year-ago quarter.

Third Quarter 2025 Results – Comparison to Prior Quarter
(All comparisons refer to the second quarter of 2025, except as noted)

Net interest income totaled $359.3 million, an increase of $12.1 million, or 3.5%, reflecting growth in earning assets, lower cost of funds and the impact of one more day in the quarter. The total yield on earning assets (non-GAAP) increased 3 basis points to 5.36%. The total cost of funds decreased 3 basis points to 2.23%, as the cost of interest-bearing deposits remained stable at 2.66% and total borrowing costs declined 6 basis points to 4.65%. Total average borrowings declined $423.7 million primarily due to the $350 million senior note offering that matured in August 2025 and the funding mix shift reflecting the growth in average deposits. The resulting net interest margin (FTE) (non-GAAP) was 3.25%, a 6 basis point increase from the prior quarter.

Average loans and leases totaled $34.8 billion, an increase of $311.8 million, or 3.6% annualized, as average consumer loans increased $431.2 million, or 13.0% annualized, and average commercial loans and leases decreased $119.4 million, or 2.2% annualized. The decrease in average commercial loans and leases included a decrease of $107.6 million in commercial real estate and $19.0 million in commercial and industrial loans reflecting elevated loan attrition in the secondary markets, partially offset by a $13.0 million increase in commercial leases. For consumer lending, average residential mortgages
1 Third quarter 2025 non-interest expense significant items impacting earnings included a ($2.3) million (pre-tax) reduction in the estimated Federal Deposit Insurance Company (FDIC) special assessment related to the 2023 bank failures.
2 Third quarter 2024 non-interest expense significant items impacting earnings included an $11.6 million (pre-tax) loss on an indirect auto loan sale and a $3.7 million (pre-tax) software impairment.

increased $384.4 million driven by continued seasonal growth in mortgage originations and average consumer home equity lending increased $45.7 million, or 12.9% annualized.

Average deposits totaled $37.9 billion, an increase of $766.5 million, due to organic growth in new and existing customer relationships. The increases were due to growth in average interest-bearing demand deposits of $375.2 million, average time deposits of $254.2 million, average non-interest-bearing deposit balances of $92.7 million and average savings deposit balances of $44.4 million. The mix of non-interest-bearing demand deposits to total deposits was stable at 26% for both September 30, 2025 and June 30, 2025. The loan-to-deposit ratio improved to 91% at September 30, 2025 compared to 92% at June 30, 2025.

Non-interest income totaled a record $98.2 million, an increase of $7.2 million, or 7.9%, from the prior quarter. Mortgage banking operations income increased $2.9 million, or 45.6%, primarily due to strong sold loan volumes. Capital markets income increased $1.0 million, or 14.2%, driven by record debt capital markets and international banking income, as well as contributions from customer swap activity, syndications, public finance and advisory services. Other non-interest income increased $3.2 million, or 53.3%, primarily due to a $5.4 million recovery on an other asset previously written off as part of a 2017 acquisition.

Non-interest expense totaled $243.5 million, a decrease of $2.7 million, or 1.1%, compared to the prior quarter. When adjusting for ($2.3) million3 of significant items in the third quarter of 2025, operating non-interest expense (non-GAAP) decreased $0.4 million, or 0.2%. Salaries and employee benefits increased $1.7 million, or 1.3%, reflecting increased performance-related compensation while net occupancy and equipment decreased $2.5 million, or 5.2%, primarily due to lower fixed asset depreciation. The efficiency ratio (non-GAAP) totaled 52.4%, down from 54.8% in the prior quarter.

The ratio of non-performing loans and OREO to total loans and OREO increased 3 basis points to 0.37%, and delinquency increased 3 basis points to 0.65%. Overall, asset quality metrics continue to remain at solid levels. The provision for credit losses was $24.0 million, compared to $25.6 million. The third quarter of 2025 reflected net charge-offs of $19.7 million, or 0.22% annualized of total average loans, compared to $21.8 million, or 0.25% annualized, reflecting continued proactive management of the loan portfolio. The ACL was $437.3 million, an increase of $5.2 million, with the ratio of the ACL to total loans and leases stable at 1.25%.

The effective tax rate was 21.3%, compared to 21.5%.

The CET1 regulatory capital ratio was 11.0% (estimated), compared to 10.8% at June 30, 2025. Tangible book value per common share (non-GAAP) was $11.48 at September 30, 2025, an increase of $0.34 per share. AOCI reduced the current quarter-end tangible book value per common share (non-GAAP) by $0.22, compared to a reduction of $0.26 at the end of the prior quarter.

Use of Non-GAAP Financial Measures and Key Performance Indicators
To supplement our Consolidated Financial Statements presented in accordance with GAAP, we use certain non-GAAP financial measures, such as operating net income available to common shareholders, operating earnings per diluted common share, return on average tangible equity, return on average tangible common equity, return on average tangible assets, tangible book value per common share, the ratio of tangible common equity to tangible assets, pre-provision net revenue (reported), operating pre-provision net revenue, efficiency ratio, and net interest margin (FTE) to provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP
3 Third quarter 2025 non-interest expense significant items impacting earnings included a ($2.3) million (pre-tax) reduction in the estimated FDIC special assessment related to the 2023 bank failures.

financial measures and key performance indicators we use may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to assess their performance and trends.

These non-GAAP financial measures should be viewed as supplemental in nature, and not as a substitute for, or superior to, our reported results prepared in accordance with GAAP. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included later in this release under the heading “Reconciliations of Non-GAAP Financial Measures and Key Performance Indicators to GAAP.”

Management believes certain items (e.g., FDIC special assessment) are not organic to running our operations and facilities. These items are considered significant items impacting earnings as they are deemed to be outside of ordinary banking activities. These costs are specific to each individual transaction and may vary significantly based on the size and complexity of the transaction.

To facilitate peer comparisons of net interest margin and efficiency ratio, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets (loans and investments) to make it fully equivalent to interest income earned on taxable investments (this adjustment is not permitted under GAAP). Taxable-equivalent amounts for 2025 and 2024 were calculated using a federal statutory income tax rate of 21%.

Cautionary Statement Regarding Forward-Looking Information
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward‑looking statements are those that do not relate to historical facts and that are based on current assumptions, beliefs, estimates, expectations and projections, many of which, by their nature, are inherently uncertain and beyond our control. Forward-looking statements may relate to various matters, including our financial condition, results of operations, plans, objectives, future performance, business or industry, and usually can be identified by the use of forward-looking words, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “positioned,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar words or expressions or variations thereof, and the negative thereof, but these terms are not the exclusive means of identifying such statements. You should not place undue reliance on forward-looking statements, as they are subject to risks and uncertainties, including, but not limited to, those described below. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make.

There are various important factors that could cause future results to differ materially from historical performance and any forward-looking statements. Factors that might cause such differences, include, but are not limited to:
•the credit risk associated with the substantial amount of commercial loans and leases in our loan portfolio;
•the volatility of the mortgage banking business;
•changes in market interest rates, the U.S. federal government shutdown and the unpredictability of monetary, tax and other policies of government agencies, including tariffs or the imposition of new tariffs, trade wars, barriers or restrictions, or threats of such actions;
•the impact of changes in interest rates on the value of our investment securities portfolios;
•changes in our ability to obtain liquidity as and when needed to fund our obligations as they come due, including as a result of adverse changes to our credit ratings;
•the risk associated with uninsured deposit account balances;
•regulatory limits on our ability to receive dividends from our subsidiaries and pay dividends to our shareholders;

•our ability to recruit and retain qualified banking professionals;
•the financial soundness of other financial institutions and the impact of volatility in the banking sector on us;
•changes and instability in economic conditions and financial markets, in the regions in which we operate or otherwise, including a contraction of economic activity, economic downturn or uncertainty and international conflict;
•our ability to continue to invest in technological improvements as they become appropriate or necessary;
•any interruption in or breach in security of our information systems, or other cybersecurity risks;
•risks associated with reliance on third-party vendors;
•risks associated with the use of models, estimations and assumptions in our business;
•the effects of adverse weather events and public health emergencies;
•the risks associated with acquiring other banks and financial services businesses, including integration into our existing operations;
•the extensive federal and state regulations, supervision and examination governing almost every aspect of our operations, and potential expenses associated with complying with such regulations;
•our ability to comply with the consent orders entered into by First National Bank of Pennsylvania with the Department of Justice and the North Carolina State Department of Justice, and related costs and potential reputational harm;
•changes in federal, state or local tax rules and regulations or interpretations, or accounting policies, standards and interpretations;
•the effects of climate change and related legislative and regulatory initiatives; and
•any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above.
FNB cautions that the risks identified here are not exhaustive of the types of risks that may adversely impact FNB and actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties described under Item 1A. Risk Factors and the Risk Management sections of our 2024 Annual Report on Form 10-K (including the MD&A section), our subsequent 2025 Quarterly Reports on Form 10-Q (including the risk factors and risk management discussions) and our other 2025 filings with the Securities and Exchange Commission (SEC), which are available on our corporate website at https://www.fnb-online.com/about-us/investor-information/reports-and-filings or the SEC’s website at www.sec.gov. We have included our web address as an inactive textual reference only. Information on our website is not part of our SEC filings.
You should treat forward-looking statements as speaking only as of the date they are made and based only on information then actually known to FNB. FNB does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.
Conference Call
F.N.B. Corporation (NYSE: FNB) announced the financial results for the third quarter of 2025 after the market close on Thursday, October 16, 2025. Chairman, President and Chief Executive Officer, Vincent J. Delie, Jr., Chief Financial Officer, Vincent J. Calabrese, Jr., and Chief Credit Officer, Gary L. Guerrieri, plan to host a conference call to discuss the Company’s financial results on Friday, October 17, 2025 at 8:30 AM ET.

A live listen-only webcast of the conference call will be available under the Investor Relations section of the Corporation’s website at www.fnbcorporation.com. Participants can access the link under the “About Us” tab and clicking on “Investor Relations” then “Investor Conference Calls.” The live webcast will open approximately 30 minutes prior to the start of the call.

To participate in the Q&A portion of the call, dial 844-802-2440 (for domestic callers) or 412-317-5133 (for international callers). Pre-registration can be accessed at https://dpregister.com/sreg/10203302/ffffc5f3a0.

Callers who pre-register will be provided a conference passcode and unique PIN to bypass the live operator and gain immediate access to the call.

Presentation slides and the earnings release will also be available under the Investor Relations section of the Corporation’s website at www.fnbcorporation.com.

Following the call, a replay of the conference call will be available via the webcast link under the Investor Relations section of the Corporation’s website at www.fnbcorporation.com.

About F.N.B. Corporation
F.N.B. Corporation (NYSE: FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in seven states and the District of Columbia. FNB’s market coverage spans several major metropolitan areas including: Pittsburgh, Pennsylvania; Baltimore, Maryland; Cleveland, Ohio; Washington, D.C.; Charlotte, Raleigh, Durham and the Piedmont Triad (Winston-Salem, Greensboro and High Point) in North Carolina; and Charleston, South Carolina. The Company has total assets of $50 billion and approximately 350 banking offices throughout Pennsylvania, Ohio, Maryland, West Virginia, North Carolina, South Carolina, Washington, D.C. and Virginia.

FNB provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, government banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services, including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. FNB's wealth management services include asset management, private banking and insurance.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation website at www.fnbcorporation.com.

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Analyst/Institutional Investor Contact:
Lisa Hajdu, 412-385-4773
hajdul@fnb-corp.com

Media Contact:
Jennifer Reel, 724-983-4856, 724-699-6389 (cell)
reel@fnb-corp.com

F.N.B. CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)
				% Variance
				3Q25	3Q25	For the Nine Months Ended September 30,		%
	3Q25	2Q25	3Q24	2Q25	3Q24	2025	2024	Var.
Interest Income
Loans and leases, including fees	$511,045	$500,767	$515,948	2.1	(1.0)	$1,492,386	$1,491,226	0.1
Securities:
Taxable	59,718	57,168	48,541	4.5	23.0	171,736	142,391	20.6
Tax-exempt	6,923	6,918	7,007	0.1	(1.2)	20,781	21,179	(1.9)
Other	18,286	17,788	11,276	2.8	62.2	53,147	28,661	85.4
Total Interest Income	595,972	582,641	582,772	2.3	2.3	1,738,050	1,683,457	3.2
Interest Expense
Deposits	187,567	181,190	199,036	3.5	(5.8)	554,585	549,394	0.9
Short-term borrowings	17,764	20,132	29,934	(11.8)	(40.7)	51,999	90,472	(42.5)
Long-term borrowings	31,369	34,123	30,473	(8.1)	2.9	101,153	85,364	18.5
Total Interest Expense	236,700	235,445	259,443	0.5	(8.8)	707,737	725,230	(2.4)
Net Interest Income	359,272	347,196	323,329	3.5	11.1	1,030,313	958,227	7.5
Provision for credit losses	23,991	25,601	23,438	(6.3)	2.4	67,081	57,517	16.6
Net Interest Income After Provision for Credit Losses	335,281	321,595	299,891	4.3	11.8	963,232	900,710	6.9
Non-Interest Income
Service charges	23,191	22,930	24,024	1.1	(3.5)	68,476	67,925	0.8
Interchange and card transaction fees	13,424	13,254	12,922	1.3	3.9	39,048	38,627	1.1
Trust services	11,647	11,591	11,120	0.5	4.7	35,638	34,019	4.8
Insurance commissions and fees	4,495	5,108	5,118	(12.0)	(12.2)	15,396	17,843	(13.7)
Securities commissions and fees	8,868	8,882	7,876	(0.2)	12.6	26,570	24,011	10.7
Capital markets income	7,875	6,897	6,194	14.2	27.1	20,095	17,668	13.7
Mortgage banking operations	9,183	6,306	5,540	45.6	65.8	22,482	20,410	10.2
Dividends on non-marketable equity securities	6,110	6,168	6,560	(0.9)	(6.9)	17,838	19,648	(9.2)
Bank owned life insurance	4,208	3,838	6,470	9.6	(35.0)	13,396	13,232	1.2
Net securities gains (losses)	—	58	(28)	n/m	n/m	58	(31)	n/m
Other	9,169	5,983	3,892	53.3	135.6	17,954	12,120	48.1
Total Non-Interest Income	98,170	91,015	89,688	7.9	9.5	276,951	265,472	4.3
Non-Interest Expense
Salaries and employee benefits	131,575	129,842	126,066	1.3	4.4	396,552	376,109	5.4
Net occupancy	19,161	19,299	22,384	(0.7)	(14.4)	58,218	60,611	(3.9)
Equipment	25,662	27,988	23,469	(8.3)	9.3	79,535	71,576	11.1
Outside services	26,033	25,317	24,383	2.8	6.8	77,691	70,513	10.2
Marketing	5,517	5,017	6,023	10.0	(8.4)	15,107	15,460	(2.3)
FDIC insurance	6,351	8,922	10,064	(28.8)	(36.9)	23,756	32,680	(27.3)
Bank shares and franchise taxes	3,959	3,960	3,931	—	0.7	12,055	11,987	0.6
Other	25,277	25,880	33,111	(2.3)	(23.7)	73,657	74,203	(0.7)
Total Non-Interest Expense	243,535	246,225	249,431	(1.1)	(2.4)	736,571	713,139	3.3
Income Before Income Taxes	189,916	166,385	140,148	14.1	35.5	503,612	453,043	11.2
Income tax expense	40,407	35,715	30,045	13.1	34.5	106,918	97,572	9.6
Net Income	149,509	130,670	110,103	14.4	35.8	396,694	355,471	11.6
Preferred stock dividends	—	—	—	—	—	—	6,005	(100.0)
Net Income Available to Common Shareholders	$149,509	$130,670	$110,103	14.4	35.8	$396,694	$349,466	13.5
Earnings per Common Share
Basic	$0.41	$0.36	$0.30	13.9	36.7	$1.10	$0.97	13.4
Diluted	0.41	0.36	0.30	13.9	36.7	1.09	0.96	13.5
Cash Dividends per Common Share	0.12	0.12	0.12	—	—	0.36	0.36	—
n/m - not meaningful

F.N.B. CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)
				% Variance
				3Q25	3Q25
	3Q25	2Q25	3Q24	2Q25	3Q24
Assets
Cash and due from banks	$474	$535	$596	(11.4)	(20.5)
Interest-bearing deposits with banks	1,939	1,892	1,482	2.5	30.8
Cash and Cash Equivalents	2,413	2,427	2,078	(0.6)	16.1
Securities available for sale	3,620	3,580	3,494	1.1	3.6
Securities held to maturity	4,049	4,115	3,820	(1.6)	6.0
Loans held for sale	278	296	193	(6.1)	44.0
Loans and leases, net of unearned income	34,957	34,679	33,717	0.8	3.7
Allowance for credit losses on loans and leases	(437)	(432)	(420)	1.2	4.0
Net Loans and Leases	34,520	34,247	33,297	0.8	3.7
Premises and equipment, net	557	557	505	—	10.3
Goodwill	2,480	2,480	2,478	—	0.1
Core deposit and other intangible assets, net	40	44	56	(9.1)	(28.6)
Bank owned life insurance	668	665	657	0.5	1.7
Other assets	1,264	1,314	1,398	(3.8)	(9.6)
Total Assets	$49,889	$49,725	$47,976	0.3	4.0
Liabilities
Deposits:
Non-interest-bearing demand	$9,969	$9,872	$9,870	1.0	1.0
Interest-bearing demand	17,803	17,292	15,999	3.0	11.3
Savings	3,114	3,071	3,231	1.4	(3.6)
Certificates and other time deposits	7,555	7,513	7,671	0.6	(1.5)
Total Deposits	38,441	37,748	36,771	1.8	4.5
Short-term borrowings	1,905	1,876	1,562	1.5	22.0
Long-term borrowings	2,099	2,692	2,515	(22.0)	(16.5)
Other liabilities	808	885	879	(8.7)	(8.1)
Total Liabilities	43,253	43,201	41,727	0.1	3.7
Shareholders' Equity
Common stock	4	4	4	—	—
Additional paid-in capital	4,693	4,691	4,693	—	—
Retained earnings	2,218	2,112	1,886	5.0	17.6
Accumulated other comprehensive loss	(77)	(92)	(154)	(16.3)	(50.0)
Treasury stock	(202)	(191)	(180)	5.8	12.2
Total Shareholders' Equity	6,636	6,524	6,249	1.7	6.2
Total Liabilities and Shareholders' Equity	$49,889	$49,725	$47,976	0.3	4.0

F.N.B. CORPORATION AND SUBSIDIARIES
(Dollars in thousands)
(Unaudited)
	3Q25			2Q25			3Q24
		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-bearing deposits with banks	$1,738,570	$18,286	4.17%	$1,723,351	$17,788	4.14%	$1,003,513	$11,276	4.47%
Taxable investment securities (1)	6,611,222	59,506	3.60	6,587,352	56,955	3.46	6,177,736	48,317	3.13
Tax-exempt investment securities (1) (2)	1,003,661	8,742	3.48	1,004,672	8,737	3.48	1,023,050	8,816	3.45
Loans held for sale	312,034	5,480	7.02	225,509	4,156	7.37	300,326	5,729	7.61
Loans and leases (2) (3)	34,814,280	507,107	5.79	34,502,493	498,078	5.79	33,802,701	511,564	6.03
Total Interest Earning Assets (2)	44,479,767	599,121	5.36	44,043,377	585,714	5.33	42,307,326	585,702	5.51
Cash and due from banks	415,030			395,418			414,536
Allowance for credit losses	(440,868)			(437,130)			(427,826)
Premises and equipment	560,685			555,889			501,588
Other assets	4,504,231			4,548,082			4,620,414
Total Assets	$49,518,845			$49,105,636			$47,416,038
Liabilities
Deposits:
Interest-bearing demand	$17,364,490	111,572	2.55	$16,989,336	108,618	2.56	$15,215,815	108,762	2.84
Savings	3,125,868	7,586	0.96	3,081,518	6,862	0.89	3,281,732	10,406	1.26
Certificates and other time	7,495,691	68,409	3.62	7,241,453	65,710	3.64	7,234,412	79,868	4.39
Total interest-bearing deposits	27,986,049	187,567	2.66	27,312,307	181,190	2.66	25,731,959	199,036	3.08
Short-term borrowings	1,682,747	17,764	4.16	1,876,526	20,132	4.29	2,345,960	29,934	5.06
Long-term borrowings	2,511,652	31,369	4.96	2,741,561	34,123	4.99	2,314,914	30,473	5.24
Total Interest-Bearing Liabilities	32,180,448	236,700	2.92	31,930,394	235,445	2.96	30,392,833	259,443	3.39
Non-interest-bearing demand deposits	9,905,230			9,812,486			9,867,006
Total Deposits and Borrowings	42,085,678		2.23	41,742,880		2.26	40,259,839		2.56
Other liabilities	856,542			883,637			985,545
Total Liabilities	42,942,220			42,626,517			41,245,384
Shareholders' Equity	6,576,625			6,479,119			6,170,654
Total Liabilities and Shareholders' Equity	$49,518,845			$49,105,636			$47,416,038
Net Interest Earning Assets	$12,299,319			$12,112,983			$11,914,493
Net Interest Income (FTE) (2)		362,421			350,269			326,259
Tax Equivalent Adjustment		(3,149)			(3,073)			(2,930)
Net Interest Income		$359,272			$347,196			$323,329
Net Interest Spread			2.44%			2.37%			2.12%
Net Interest Margin (2)			3.25%			3.19%			3.08%

(1)	The average balances and yields earned on securities are based on historical cost.
(2)	The interest income amounts are reflected on an FTE basis (non-GAAP), which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 21%. The yield on earning assets and the net interest margin are presented on an FTE basis (non-GAAP).
(3)	Average loans and leases consist of average total loans, including non-accrual loans, less average unearned income.

F.N.B. CORPORATION AND SUBSIDIARIES
(Dollars in thousands)
(Unaudited)
	Nine Months Ended September 30,
	2025			2024
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-bearing deposits with banks	$1,734,300	$53,147	4.10%	$915,076	$28,661	4.18%
Taxable investment securities (1)	6,546,054	171,096	3.48	6,151,500	141,706	3.07
Tax-exempt investment securities (1) (2)	1,006,126	26,243	3.48	1,032,573	26,698	3.45
Loans held for sale	247,438	13,519	7.29	216,403	12,534	7.73
Loans and leases (2) (3)	34,458,648	1,483,204	5.75	33,148,858	1,482,613	5.97
Total Interest Earning Assets (2)	43,992,566	1,747,209	5.31	41,464,410	1,692,212	5.45
Cash and due from banks	401,509			404,234
Allowance for credit losses	(435,677)			(417,393)
Premises and equipment	551,738			485,378
Other assets	4,529,221			4,588,437
Total Assets	$49,039,357			$46,525,066
Liabilities
Deposits:
Interest-bearing demand	$17,086,648	329,018	2.57	$14,812,493	301,716	2.72
Savings	3,134,324	22,580	0.96	3,351,144	30,541	1.22
Certificates and other time	7,321,336	202,987	3.71	6,728,312	217,137	4.31
Total interest-bearing deposits	27,542,308	554,585	2.69	24,891,949	549,394	2.95
Short-term borrowings	1,645,644	51,999	4.21	2,461,925	90,472	4.90
Long-term borrowings	2,692,580	101,153	5.02	2,179,733	85,364	5.23
Total Interest-Bearing Liabilities	31,880,532	707,737	2.97	29,533,607	725,230	3.28
Non-interest-bearing demand deposits	9,789,501			9,908,989
Total Deposits and Borrowings	41,670,033		2.27	39,442,596		2.46
Other liabilities	892,612			999,327
Total Liabilities	42,562,645			40,441,923
Shareholders' Equity	6,476,712			6,083,143
Total Liabilities and Shareholders' Equity	$49,039,357			$46,525,066
Net Interest Earning Assets	$12,112,034			$11,930,803
Net Interest Income (FTE) (2)		1,039,472			966,982
Tax Equivalent Adjustment		(9,159)			(8,755)
Net Interest Income		$1,030,313			$958,227
Net Interest Spread			2.34%			2.17%
Net Interest Margin (2)			3.16%			3.11%

(1)	The average balances and yields earned on securities are based on historical cost.
(2)	The interest income amounts are reflected on an FTE basis (non-GAAP), which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 21%. The yield on earning assets and the net interest margin are presented on an FTE basis (non-GAAP).
(3)	Average loans and leases consist of average total loans, including non-accrual loans, less average unearned income.

F.N.B. CORPORATION AND SUBSIDIARIES
(Unaudited)
				For the Nine Months Ended September 30,
	3Q25	2Q25	3Q24	2025	2024
Performance Ratios
Return on average equity	9.02%	8.09%	7.10%	8.19%	7.81%
Return on average tangible equity (1)	14.94	13.57	12.43	13.74	13.79
Return on average tangible common equity (1)	14.94	13.57	12.43	13.74	13.63
Return on average assets	1.20	1.07	0.92	1.08	1.02
Return on average tangible assets (1)	1.29	1.15	1.01	1.17	1.11
Net interest margin (FTE) (2)	3.25	3.19	3.08	3.16	3.11
Yield on earning assets (FTE) (2)	5.36	5.33	5.51	5.31	5.45
Cost of interest-bearing deposits	2.66	2.66	3.08	2.69	2.95
Cost of interest-bearing liabilities	2.92	2.96	3.39	2.97	3.28
Cost of funds	2.23	2.26	2.56	2.27	2.46
Efficiency ratio (1)	52.38	54.83	55.16	55.13	55.18
Effective tax rate	21.28	21.47	21.44	21.23	21.54
Capital Ratios
Equity / assets	13.30	13.12	13.02
Common equity tier 1 (3)	11.0	10.8	10.4
Leverage	8.92	8.78	8.64
Tangible common equity / tangible assets (1)	8.69	8.47	8.17
Common Stock Data
Average diluted common shares outstanding	361,669,618	362,258,964	362,425,528	362,329,469	362,583,005
Period end common shares outstanding	358,381,940	359,123,010	359,585,544
Book value per common share	$18.52	$18.17	$17.38
Tangible book value per common share (1)	11.48	11.14	10.33
Dividend payout ratio (common)	29.05%	33.34%	39.58%	33.02%	37.51%

(1)	See non-GAAP financial measures section of this Press Release for additional information relating to the calculation of this item.
(2)	The net interest margin and yield on earning assets (all non-GAAP measures) are presented on a fully taxable equivalent (FTE) basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 21%.
(3)	September 30, 2025 Common Equity Tier 1 Capital ratio is an estimate.

F.N.B. CORPORATION AND SUBSIDIARIES
(Dollars in millions)
(Unaudited)
				% Variance
				3Q25	3Q25
	3Q25	2Q25	3Q24	2Q25	3Q24
Balances at period end
Loans and Leases:
Commercial real estate (1)	$12,568	$12,686	$12,812	(0.9)	(1.9)
Commercial and industrial	7,590	7,556	7,541	0.4	0.6
Commercial leases	829	774	709	7.1	16.9
Other	153	182	120	(15.9)	27.5
Commercial loans and leases	21,140	21,198	21,182	(0.3)	(0.2)
Direct installment	2,678	2,671	2,693	0.3	(0.6)
Residential mortgages	8,888	8,595	7,789	3.4	14.1
Indirect installment	767	780	706	(1.7)	8.6
Consumer LOC	1,484	1,435	1,347	3.4	10.2
Consumer loans	13,817	13,481	12,535	2.5	10.2
Total loans and leases	$34,957	$34,679	$33,717	0.8	3.7
Note: Loans held for sale were $278, $296 and $193 at 3Q25, 2Q25, and 3Q24, respectively.
(1) Commercial real estate is made up of 70% non-owner occupied and 30% owner-occupied at September 30, 2025.
				% Variance
Average balances				3Q25	3Q25	For the Nine Months Ended September 30,		%
Loans and Leases:	3Q25	2Q25	3Q24	2Q25	3Q24	2025	2024	Var.
Commercial real estate	$12,659	$12,767	$12,760	(0.8)	(0.8)	$12,714	$12,560	1.2
Commercial and industrial	7,573	7,592	7,569	(0.2)	0.1	7,581	7,491	1.2
Commercial leases	789	776	688	1.7	14.7	777	668	16.2
Other	153	159	141	(3.7)	8.8	153	139	10.1
Commercial loans and leases	21,174	21,294	21,158	(0.6)	0.1	21,225	20,859	1.8
Direct installment	2,671	2,667	2,693	0.2	(0.8)	2,667	2,708	(1.5)
Residential mortgages	8,736	8,352	7,624	4.6	14.6	8,381	7,170	16.9
Indirect installment	777	780	999	(0.5)	(22.2)	772	1,102	(29.9)
Consumer LOC	1,456	1,410	1,329	3.2	9.6	1,413	1,310	7.9
Consumer loans	13,640	13,209	12,645	3.3	7.9	13,234	12,289	7.7
Total loans and leases	$34,814	$34,502	$33,803	0.9	3.0	$34,459	$33,149	4.0

F.N.B. CORPORATION AND SUBSIDIARIES
(Dollars in millions)
(Unaudited)
				% Variance
				3Q25	3Q25
Asset Quality Data	3Q25	2Q25	3Q24	2Q25	3Q24
Non-Performing Assets
Non-performing loans	$125	$117	$129	6.8	(3.1)
Other real estate owned (OREO)	3	2	2	50.0	50.0
Non-performing assets	$128	$119	$131	7.6	(2.3)
Non-performing loans / total loans and leases	0.36%	0.34%	0.38%
Non-performing assets plus 90+ days past due / total loans and leases plus OREO	0.40	0.38	0.43
Non-performing loans plus OREO / total loans and leases plus OREO	0.37	0.34	0.39
Delinquency
Loans 30-89 days past due	$89	$86	$124	3.5	(28.2)
Loans 90+ days past due	13	13	12	—	8.3
Non-accrual loans	125	117	129	6.8	(3.1)
Past due and non-accrual loans	$227	$216	$265	5.1	(14.3)
Past due and non-accrual loans / total loans and leases	0.65%	0.62%	0.79%

F.N.B. CORPORATION AND SUBSIDIARIES
(Dollars in millions)
				% Variance
(Unaudited)				3Q25	3Q25	For the Nine Months Ended September 30,		%
Allowance on Loans and Leases and Allowance for Unfunded Loan Commitments Rollforward	3Q25	2Q25	3Q24	2Q25	3Q24	2025	2024	Var.
Allowance for Credit Losses on Loans and Leases
Balance at beginning of period	$432.1	$428.9	$418.8	0.7	3.2	$422.8	$405.6	4.3
Provision for credit losses	24.9	25.0	22.9	(0.3)	8.9	68.5	56.7	20.8
Net loan (charge-offs) / recoveries	(19.7)	(21.8)	(21.5)	(9.6)	(8.2)	(54.0)	(42.1)	28.4
Allowance for credit losses on loans and leases	$437.3	$432.1	$420.2	1.2	4.1	$437.3	$420.2	4.1
Allowance for Unfunded Loan Commitments
Allowance for unfunded loan commitments balance at beginning of period	$21.0	$20.3	$21.8	3.4	(3.7)	$21.4	$21.5	(0.5)
Provision (reduction in allowance) for unfunded loan commitments / other adjustments	(0.9)	0.7	0.6	(223.8)	(242.9)	(1.3)	0.9	(248.6)
Allowance for unfunded loan commitments	$20.1	$21.0	$22.4	(4.1)	(10.1)	$20.1	$22.4	(10.1)
Total allowance for credit losses on loans and leases and allowance for unfunded loan commitments	$457.4	$453.0	$442.5	1.0	3.4	$457.4	$442.5	3.4
Allowance for credit losses on loans and leases / total loans and leases	1.25%	1.25%	1.25%
Allowance for credit losses on loans and leases / total non-performing loans	349.9	370.7	326.7
Net loan charge-offs (annualized) / total average loans and leases	0.22	0.25	0.25			0.21%	0.17%

F.N.B. CORPORATION AND SUBSIDIARIES
(Unaudited)

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE INDICATORS TO GAAP
We believe the following non-GAAP financial measures provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers. The non-GAAP financial measures we use may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with U.S. GAAP. The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in our financial statements.
				% Variance
				3Q25	3Q25	For the Nine Months Ended September 30,		%
	3Q25	2Q25	3Q24	2Q25	3Q24	2025	2024	Var.
Operating net income available to common shareholders
(dollars in thousands)
Net income available to common shareholders	$149,509	$130,670	$110,103			$396,694	$349,466
Preferred dividend at redemption	—	—	—			—	3,995
Branch consolidation costs	—	—	—			—	1,194
Tax benefit of branch consolidation costs	—	—	—			—	(251)
FDIC special assessment	(2,272)	—	—			(2,272)	5,212
Tax expense (benefit) of FDIC special assessment	477	—	—			477	(1,095)
Software impairment	—	—	3,690			—	3,690
Tax benefit of software impairment	—	—	(775)			—	(775)
Loss related to indirect auto loan sales	—	—	11,572			—	8,969
Tax benefit of loss related to indirect auto loan sales	—	—	(2,430)			—	(1,883)
Operating net income available to common shareholders (non-GAAP)	$147,714	$130,670	$122,160	13.0	20.9	$394,899	$368,522	7.2

Operating earnings per diluted common share
Earnings per diluted common share	$0.41	$0.36	$0.30			$1.09	$0.96
Preferred dividend at redemption	—	—	—			—	0.01
Branch consolidation costs	—	—	—			—	—
Tax benefit of branch consolidation costs	—	—	—			—	—
FDIC special assessment	(0.01)	—	—			(0.01)	0.01
Tax expense (benefit) of FDIC special assessment	—	—	—			—	—
Software impairment	—	—	0.01			—	0.01
Tax benefit of software impairment	—	—	—			—	—
Loss related to indirect auto loan sales	—	—	0.03			—	0.02
Tax benefit of loss related to indirect auto loan sales	—	—	(0.01)			—	(0.01)
Operating earnings per diluted common share (non-GAAP)	$0.41	$0.36	$0.34	13.9	20.6	$1.09	$1.02	6.9

F.N.B. CORPORATION AND SUBSIDIARIES
(Unaudited)
				For the Nine Months Ended September 30,
	3Q25	2Q25	3Q24	2025	2024
Return on average tangible equity
(dollars in thousands)
Net income (annualized)	$593,162	$524,116	$438,019	$530,379	$474,826
Amortization of intangibles, net of tax (annualized)	12,507	12,607	13,753	12,578	13,926
Tangible net income (annualized) (non-GAAP)	$605,669	$536,723	$451,772	$542,957	$488,752

Average total shareholders' equity	$6,576,625	$6,479,119	$6,170,654	$6,476,712	$6,083,143
Less: Average intangible assets (1)	(2,522,022)	(2,525,338)	(2,535,769)	(2,524,978)	(2,539,822)
Average tangible shareholders' equity (non-GAAP)	$4,054,603	$3,953,781	$3,634,885	$3,951,734	$3,543,321

Return on average tangible equity (non-GAAP)	14.94%	13.57%	12.43%	13.74%	13.79%

Return on average tangible common equity
(dollars in thousands)
Net income available to common shareholders (annualized)	$593,162	$524,116	$438,019	$530,379	$466,806
Amortization of intangibles, net of tax (annualized)	12,507	12,607	13,753	12,578	13,926
Tangible net income available to common shareholders (annualized) (non-GAAP)	$605,669	$536,723	$451,772	$542,957	$480,732

Average total shareholders' equity	$6,576,625	$6,479,119	$6,170,654	$6,476,712	$6,083,143
Less: Average preferred shareholders' equity	—	—	—	—	(17,554)
Less: Average intangible assets (1)	(2,522,022)	(2,525,338)	(2,535,769)	(2,524,978)	(2,539,822)
Average tangible common equity (non-GAAP)	$4,054,603	$3,953,781	$3,634,885	$3,951,734	$3,525,767

Return on average tangible common equity (non-GAAP)	14.94%	13.57%	12.43%	13.74%	13.63%

Return on average tangible assets
(dollars in thousands)
Net income (annualized)	$593,162	$524,116	$438,019	$530,379	$474,826
Amortization of intangibles, net of tax (annualized)	12,507	12,607	13,753	12,578	13,926
Tangible net income (annualized) (non-GAAP)	$605,669	$536,723	$451,772	$542,957	$488,752

Average total assets	$49,518,845	$49,105,636	$47,416,038	$49,039,357	$46,525,066
Less: Average intangible assets (1)	(2,522,022)	(2,525,338)	(2,535,769)	(2,524,978)	(2,539,822)
Average tangible assets (non-GAAP)	$46,996,823	$46,580,298	$44,880,269	$46,514,379	$43,985,244

Return on average tangible assets (non-GAAP)	1.29%	1.15%	1.01%	1.17%	1.11%
(1) Excludes loan servicing rights.

F.N.B. CORPORATION AND SUBSIDIARIES
(Unaudited)
	3Q25	2Q25	3Q24
Tangible book value per common share
(dollars in thousands, except per share data)
Total shareholders' equity	$6,635,620	$6,523,791	$6,248,456
Less: Intangible assets (1)	(2,520,013)	(2,524,005)	(2,533,856)
Tangible common equity (non-GAAP)	$4,115,607	$3,999,786	$3,714,600

Common shares outstanding	358,381,940	359,123,010	359,585,544

Tangible book value per common share (non-GAAP)	$11.48	$11.14	$10.33

Tangible common equity to tangible assets
(dollars in thousands)
Total shareholders' equity	$6,635,620	$6,523,791	$6,248,456
Less: Intangible assets (1)	(2,520,013)	(2,524,005)	(2,533,856)
Tangible common equity (non-GAAP)	$4,115,607	$3,999,786	$3,714,600

Total assets	$49,888,522	$49,724,837	$47,975,574
Less: Intangible assets (1)	(2,520,013)	(2,524,005)	(2,533,856)
Tangible assets (non-GAAP)	$47,368,509	$47,200,832	$45,441,718

Tangible common equity to tangible assets (non-GAAP)	8.69%	8.47%	8.17%
(1) Excludes loan servicing rights.

F.N.B. CORPORATION AND SUBSIDIARIES
(Unaudited)
				For the Nine Months Ended September 30,
	3Q25	2Q25	3Q24	2025	2024
Pre-provision net revenue
(in thousands)
Net interest income	$359,272	$347,196	$323,329	$1,030,313	$958,227
Non-interest income	98,170	91,015	89,688	276,951	265,472
Less: Non-interest expense	(243,535)	(246,225)	(249,431)	(736,571)	(713,139)
Pre-provision net revenue (reported) (non-GAAP)	$213,907	$191,986	$163,586	$570,693	$510,560
Pre-provision net revenue (reported) (annualized) (non-GAAP)	$848,651	$770,055	$650,789	$763,015	$681,989
Adjustments:
Add: Branch consolidation costs (non-interest expense)	—	—	—	—	1,194
Add (Less): FDIC special assessment (non-interest expense)	(2,272)	—	—	(2,272)	5,212
Add: Software impairment (non-interest expense)	—	—	3,690	—	3,690
Add: Loss related to indirect auto loan sales (non-interest expense)	—	—	11,572	—	8,969
Operating pre-provision net revenue (non-GAAP)	$211,635	$191,986	$178,848	$568,421	$529,625
Operating pre-provision net revenue (annualized) (non-GAAP)	$839,637	$770,055	$711,505	$759,977	$707,455

Efficiency ratio (FTE)
(dollars in thousands)
Total non-interest expense	$243,535	$246,225	$249,431	$736,571	$713,139
Less: Amortization of intangibles	(3,991)	(3,979)	(4,376)	(11,909)	(13,197)
Less: OREO expense	(578)	(316)	(354)	(1,209)	(744)
Less: Branch consolidation costs	—	—	—	—	(1,194)
Add (Less): FDIC special assessment	2,272	—	—	2,272	(5,212)
Less: Software impairment	—	—	(3,690)	—	(3,690)
Less: Loss related to indirect auto loan sales	—	—	(11,572)	—	(8,969)
Adjusted non-interest expense	$241,238	$241,930	$229,439	$725,725	$680,133

Net interest income	$359,272	$347,196	$323,329	$1,030,313	$958,227
Taxable equivalent adjustment	3,149	3,073	2,930	9,159	8,755
Non-interest income	98,170	91,015	89,688	276,951	265,472
Less: Net securities losses (gains)	—	(58)	28	(58)	31
Adjusted net interest income (FTE) + non-interest income	$460,591	$441,226	$415,975	$1,316,365	$1,232,485

Efficiency ratio (FTE) (non-GAAP)	52.38%	54.83%	55.16%	55.13%	55.18%